EXHIBIT 10.2
PROMISSORY NOTE

$450,000,000	NEW YORK, NEW YORK
December 22, 2016

FOR VALUE RECEIVED, Arch U.S. MI Holdings Inc., a Delaware corporation (the “Company”), hereby promises to pay the principal amount of four hundred fifty million U.S. dollars ($450,000,000) to Arch Capital Finance LLC, a limited liability company formed under the laws of Delaware (the “Holder”), or its registered assigns, at the Holder’s office located at 360 Hamilton Avenue, Suite 600, White Plains, New York 10601 or at such other address as the Holder shall direct, on December 1, 2046 (the “Maturity Date”) and to pay interest as described below.
1.Repayment of Principal. Subject to Section 3 hereof, the Company shall pay or cause to be paid the entire principal amount of this Note, together with interest accrued and unpaid thereon, on the Maturity Date.
2.    Payment of Interest. The Company shall pay interest (the “Interest”) to the Holder semi-annually in arrears on December 1 and June 1 of each year (the “Payment Date”) commencing on June 1, 2017, at an annual rate equal to 5.031% (the “Interest Rate”). Interest shall accrue until the principal amount is paid, at an annual rate equal to the Interest Rate.
3.    Optional Prepayment.
(a)    This Note may be prepaid at the option of the Company at any time and from time to time, in whole or in part, upon notice as set forth in Section 3.1(b), at a price equal to 100% of the principal amount to be prepaid.
(b)    In case the Company shall desire to prepay all or any part of this Note pursuant to Section 3.1(a), then, unless such notice is waived by the Holder, the Company shall deliver or cause to be delivered to the Holder a notice of such prepayment at least three (3) and not more than sixty (60) days prior to the date fixed for prepayment. Such delivery may be by overnight courier, facsimile, first-class mail or electronic communication. The notice if delivered in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. Each such notice or prepayment shall specify the principal amount to be prepaid, the date fixed for prepayment, the prepayment price and the place of payment. In case this Note is to be prepaid in part only, the notice of prepayment shall also state that on and after the date fixed for prepayment, upon surrender of this Note, a new Note in principal amount equal to the portion thereof which remains outstanding will be issued.
4.    Application of Payments. All payments or prepayments due under this Note shall be applied first to any costs, fees and expenses (including legal fees) incurred by the Holder in the exercise of the Holder’s rights hereunder, if any, then to payment of accrued interest and then to payment of principal.
5.    Defaults and Remedies.
(a)    Events of Default. The occurrence of any of the following events shall constitute an “Event of Default” under this Note:
(i)    the failure of the Company to pay any amount of principal due and payable;
(ii)    the failure of the Company to pay Interest on any Interest Payment Date if such failure shall continue for a period of thirty (30) days following notice thereof from the Holder;

(iii)    the bankruptcy or insolvency, the assignment for the benefit of creditors, or the appointment of a receiver for any property of the Company.
(iv)    the Company generally failing to, or admitting in writing its inability to pay its debts as they become due; or
(v)    this Note for any reason ceasing to be valid and binding or the Company contesting the validity or enforceability of this Note or failing to confirm in writing that this Note is in full force and effect within ten (10) days after such request is made by the Holder.
(b)    Acceleration. If an Event of Default described in Section 5.1(a)(iii) or (iv) occurs, then the outstanding principal of and all accrued interest on this Note shall automatically become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are expressly waived by the Company. If an Event of Default described in Section 5.1(a)(i), (ii) or (v) occurs and continuing, then the Holder, by written notice to the Company, may declare the principal of and accrued interest on this Note to be due and payable immediately. Upon such declaration, such principal and interest shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which the Company expressly waives hereby.
(c)    Notice. The Company shall give prompt written notice to the Holder of the occurrence of any Event of Default.
6.    Suits for Enforcement.
(a)    Upon the occurrence of any one or more Event of Defaults hereunder, the Holder may proceed to protect and enforce its rights hereunder in equity at law or by other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Note or in aid of the exercise of any power granted in this Note, or the Holder may proceed to enforce the payment of this Note, or to enforce any other legal or equitable right of the Holder.
(b)    In case of any Event of Default under this Note, the Company will pay to the Holder such amounts as shall be sufficient to cover the reasonable costs and expenses of such Holder due to such default.
7.    Full Recourse. The Company hereby agrees and covenants that the Holder shall have full recourse against the Company for the payment of the entire principal amount of this Note and all accrued interest thereon.
8.    Remedies Cumulative. No remedy herein conferred upon the Holder is intended to be exclusive of any other remedy hereunder or any other document referred to herein, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.
9.    Remedies Not Waived. No course of dealing between the Company and the Holder or any delay on the part of the Holder in exercising any rights hereunder shall operate as a waiver of any right.
10.    Waiver of Protest, Presentment, etc. The Company hereby waives protest, presentment, notice of dishonor and notice of acceleration of maturity and agrees to continue to remain bound for the payment of principal, interest and all other sums due under this Note notwithstanding any change or changes by way of release, surrender, exchange, modification, or substitution, of any security for this Note or by way of any extension or extensions of time for the payment of principal and interest.
11.    Transfer. The Holder acknowledges that this Note has not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any state, and may be transferred only pursuant to an effective registration statement under the Securities Act or pursuant to an applicable exemption from the registration requirements of the Securities Act. Notwithstanding notice to the contrary, the transfer of a Note shall not be given effect until the Note issued in the name of the transfer or is surrendered to the

Company for cancellation and a new Note is issued to the transferee in its name (and the Company shall issue such new Note promptly after receiving the old Note).
12.    Payments. Unless otherwise agreed by the parties to this Note, all payments and prepayments of principal of and interest on this Note shall be made in U.S. dollars.
13.    No Assignment. Neither this Note nor the rights, duties and obligations of the Company hereunder may be assigned by the Company at any time, by operation of law or otherwise.
14.    Binding Effect. This Note and the covenants, terms and conditions set forth herein shall be binding upon and shall inure to the benefit of the parties hereto and, subject to Section 16, their successors and, in the case of the Holder, its registered assigns.
15.    GOVERNING LAW. THIS NOTE AND THE LEGAL RELATIONS BETWEEN THE COMPANY AND THE HOLDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.
16.    Consent to Jurisdiction and Service of Process. Any legal action, suit or proceeding arising out of or relating to this Note or the agreements and transactions contemplated hereby may be instituted only in a state or federal court of the State of New York and the Company agrees not to assert, by way of motion, as a defense or otherwise in any such action, suit or proceeding, any claim that is not subject personally to the jurisdiction of such court, that its property is exempt or immune from attachment or execution, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper or that this note, the agreements contemplated hereby or the subject matter hereof or thereof may not be enforced in or by such court. The Company further irrevocably submits to the jurisdiction of any such court in any such action, suit or proceeding. Any and all service of process and any other notice in any such action, suit or proceeding shall be effective against the Company if given by registered or certified mail, return receipt requested, or by any other means of mail that requires a signed receipt, postage prepaid, mailed to the Company as herein provided.
17.    WAIVER OF JURY TRIAL. THE COMPANY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR ANY AGREEMENT OR TRANSACTIONS CONTEMPLATED HEREBY.
18.    Headings. The headings in this Note are inserted for convenience of reference only and shall not limit or otherwise affect the meaning hereof and do not constitute part of this Note.

IN WITNESS WHEREOF, Arch US MI Holdings Inc. has caused this Note to be executed this 22 day of December, 2016.

ARCH U.S. MI HOLDINGS INC.
By:	/s/ David Gansberg
	Name:	David Gansberg
	Title:	CEO and President

[Signature Page to Arch Capital Finance LLC 2046 Note]

Arch Capital Finance LLC, the Holder of this Note, does hereby specifically agree to its terms and conditions as provided above on this 22 day of December, 2016.

ARCH CAPITAL FINANCE LLC
By:	/s/ Mark D. Lyons
	Name:	Mark D. Lyons
	Title:	Director

[Signature Page to Arch Capital Finance LLC 2046 Note]